Exhibit No. 15





August 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 12, 1999 on our review of interim financial information of UniSource
Energy Corporation (the Company) and Tucson Electric Power
Company (TEP) for the period ended June 30, 1999 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Form
S-8 (Nos. 333-43765, 333-43767 and 333-43769, 333-53309,
333-53333 and 333-53337), on Form S-3 (No. 333-31043), and
on Form S-4 (No. 333-60809) and in Amendment No. 1 to
TEP's Registration Statement on Form S-4 (No. 333-64143).

Yours very truly,




PricewaterhouseCoopers LLP